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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of our report dated January 8, 1999 relating to the financial statements of Lakehead Pipe Line Company, Limited Partnership, which appears in the Annual Report on Form 10-K of Lakehead Pipe Line Company, Limited Partnership for the year ended December 31, 1998. We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of our report dated January 8, 1999 relating to the balance sheet of Lakehead Pipe Line Company, Inc., which appears in the Current Report on Form 8-K of Lakehead Pipe Line Company, Limited Partnership, dated April 15, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 21, 1999